UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

December 9, 2016 (December 8, 2016)	0-7928
Date of Report (Date of earliest event reported)	Commission File Number

(Exact name of registrant as specified in its charter)

Delaware	11-2139466
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

68 South Service Road, Suite 230 Melville, New York 11747
(Address of Principal Executive Offices) (Zip Code)

(631) 962-7000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a) On December 8, 2016, Comtech Telecommunications Corp. held its Fiscal 2016 Annual Meeting of Stockholders (the “Meeting”).

(b) At the Meeting, the stockholders of the Company voted on the following proposals as set forth in the Company’s Proxy Statement for the Meeting, with the following results, which were consistent with the recommendations of the Company’s Board of Directors in each case:

Proposal No. 1.
All nominees for election to the Board of Directors of the Company listed in the Proxy Statement for the Meeting were elected as follows:

Nominee	For	Withheld	Broker Non-Votes
Fred Kornberg	15,048,677 or 90.9%	1,502,345	—
Edwin Kantor	15,071,320 or 91.1%	1,479,702	—
Yacov A. Shamash	15,777,349 or 95.3%	773,673

Proposal No. 2.
The advisory vote on the compensation of Named Executive Officers of the Company was approved at the Meeting by the following votes:

For	Against	Abstain	Broker Non-Votes
15,975,884 or 96.5%	564,282	10,856	—

Proposal No. 3.
The non-binding ratification of the appointment of Deloitte & Touche LLP as independent registered public accounting firm of the Company for the fiscal year ending July 31, 2017 was approved at the Meeting by the following votes:

For	Against	Abstain	Broker Non-Votes
15,661,204 or 94.6%	886,118	3,700	—

Proposal No. 4.
The approval of the Amended 2000 Stock Incentive Plan (the “2000 Plan”), which includes an increase in the number of shares of the Company's Common Stock available under the 2000 Plan, extending the 2000 Plan term until November 18, 2026 and reapproving the material terms of performance goals under Internal Revenue Code Section 162(m), was approved at the Meeting by the following votes:

For	Against	Abstain	Broker Non-Votes
14,881,320 or 89.9%	1,653,752	15,950	—

(c) Not applicable.
(d) Not applicable.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Comtech Telecommunications Corp. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMTECH TELECOMMUNICATIONS CORP.

Dated: December 9, 2016

	By:	/s/ Michael D. Porcelain
		Name:	Michael D. Porcelain
		Title:	Senior Vice President and
Chief Financial Officer